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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
Caminus Corporation:


We consent to the incorporation by reference in the registration statements on Form S-8 (File Nos. 333-95533, 333-31004, 333-31006, 333-43378, 333-61258,
333-68616 and 333-81570) of Caminus Corporation of our report dated February 6, 2002, with respect to the consolidated balance sheets of Caminus Corporation and Subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended, which report appears in the December 31, 2001, annual report on Form 10-K of Caminus Corporation.


                                        /s/ KPMG LLP



New York, New York
February 11, 2002